EXHIBIT 10.10


March ___, 2006

North American Insurance Leaders, Inc.
885 Third Avenue, 31st Floor
New York, NY  10022

FORM OF SHARE PURCHASE & SALE, D&O RIGHTS AND COMPANY CALL RIGHT
----------------------------------------------------------------

Ladies and Gentlemen:

         This letter agreement (the "Letter") is being delivered to you in connection with the Registration Statement on Form S-1 (File No. 333-127871) (as it may be amended and supplemented from time to time, the "Registration Statement") filed by North American Insurance Leaders, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") on August 26, 2005, relating to an initial public offering (the "IPO") of the Company's units (the "Units"). Each Unit is comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant exercisable for one share of Common Stock (each, a "Warrant") to be underwritten by CRT Capital Group LLC (the "Underwriter").

         Each of the undersigned hereby agrees with the Company as follows:

I.       Share Purchase & Sale.

         A. Purchase & Sale. Effective as of November 22, 2005, the sellers (the "Sellers") listed on Schedule 1 hereto collectively own all of the outstanding shares (the "Shares") of Common Stock, and each of the Sellers agrees to sell, transfer, convey, assign and deliver to E. Miles Prentice III (the "Purchaser"), and the Purchaser agrees to purchase from each of the Sellers, the proportionate amount of the right, title and interest of each Seller in and to the Shares as set forth in Schedule 2, free and clear of all liens subject to certain restrictions (including restrictions on the right to vote, transfer or otherwise dispose of such Shares).

         B. Purchase Price. The aggregate purchase price for the Shares is $73.06 ($0.0053333 per Share) payable in United States funds to each of the Sellers in proportion to the number of Shares purchased from each Seller.

         C. Representations and Warranties of the Seller. Each of the Sellers hereby represents and warrants as follows:

                   1. The Seller has the requisite power and authority to execute and deliver this Letter and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

                   2. All of the outstanding Shares of the Seller is owned beneficially and of record by the Seller;

                   3. The Seller's Shares are free and clear of all liens and encumbrances and the Seller has good and valid title to the Seller's Shares and the right to convey the its Shares in accordance herewith. Upon delivery of this Letter, good and valid title to the certain portion of the Seller's Shares, free and clear of all liens and encumbrances, will pass to the Purchaser; and

                   4. Simultaneously with the delivery hereof, the Seller shall return its original Share Certificate to the Company to be re-issued evidencing that the certain portion of the Seller's Shares is duly transferred to the Purchaser.

         D. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants he has the requisite power and authority to execute and deliver this Letter and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         E. Closing. The closing will take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as the Purchaser and the Sellers mutually agree, at 10:00 A.M. local time, on the date of this Letter. At the closing, on the terms and subject to the conditions set forth in this Letter, the Purchaser will pay to each of the Sellers the appropriate purchase price as set forth in Schedule II by check or wire transfer of immediately available funds to such account as Seller directs by written notice delivered to Purchaser by Seller at least two Business Days before the Closing Date. Simultaneously, each of the Sellers will transfer, convey, assign and deliver to the Purchaser all of Seller's right, title and interest in and to that certain number of Shares by delivering to the Purchaser such duly executed instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to the Purchaser, as shall be effective to vest in the Purchaser good, valid and marketable title to the Shares, free and clear of all liens subject to certain restrictions (including restrictions on the right to vote, transfer or otherwise dispose of such Shares).

II.      D&O Rights.

         A. Purchase Commitment. The Company agrees to issue and sell to each of the undersigned directors and officers, their affiliates and/or their designees, and each of the undersigned directors and officers, their affiliates and/or their designees agrees to purchase from the Company, an aggregate of 1,700,000 rights ("D&O Rights") convertible into warrants ("D&O Warrants"). Each D&O Right will be purchased at a price of $1.00 per right on the closing date of IPO.

         B. D&O Warrants. The D&O Rights will be automatically converted into D&O Warrants on the 120th day following the effective date of the IPO as described in the Registration Statement. During the period prior to this automatic conversion and for 30 days thereafter, the undersigned agrees not to purchase, sell or enter into any derivative security transaction with respect to any of the Company's outstanding warrants. The conversion ratio of D&O Rights into D&O Warrants will be calculated by dividing $1.00 by the conversion price. The conversion price is equal to the weighted average of all sale prices of the warrants as reported on the American Stock Exchange or elsewhere during the 20 trading days prior to the conversion date. In no event will a D&O Right be converted into more than three D&O Warrants.

         C. Representations and Warranties. Each of the undersigned hereby represents and warrants to the Company with respect to himself or herself that: (1) the undersigned is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act; (2) the D&O Rights and D&O Warrants are being acquired for the undersigned's own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; and (3) the undersigned has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the undersigned enforceable against the undersigned in accordance with its terms.

         D. Payment. Payment for the D&O Rights shall be made to the escrow account at JPMorgan Chase Bank, NA (the "Escrow Account") by 12:00 P.M., New York time, on or before the effective date of the IPO (the "Escrow Date") by wire transfer in immediately available Federal funds payable for each of the undersigned's accounts in accordance with
                   Schedule 3. Notwithstanding the foregoing, to the extent one or more of the undersigned deposits less than the full amount required to be paid by him or her (each, a "Partial D&O Rights Holder") into the Escrow Account by the Escrow Date, such Partial D&O Rights Holder agrees to sell to one or more of the other holders of the Common Stock prior to the IPO (the "Existing Stockholders"), and one or more of the Existing Stockholders agree to purchase, at a price equal to $0.0053333 per Share, that proportion of the Partial D&O Rights Holder's Shares of Common Stock owned by him or her on the Escrow Date that is equal to the percentage of the outstanding payment due and not paid in respect of the D&O Rights; provided that each of the Existing Stockholders who purchases Shares from the Partial D&O Rights Holder agrees to deposit into the Escrow Account that outstanding amount due and not paid by the Partial D&O Rights Holder in proportion to the percentage of such Shares purchased from the Partial D&O Rights Holder.

         E. Delivery. On the closing date of the IPO, the Company shall deliver the D&O Rights to or for the account of each of the undersigned in accordance with Schedule 1 and section II.C. of this Letter.

         F. Escrow Account. The $1.7 million proceeds received by the Company for the D&O Rights shall be held in the Escrow Account until the earliest to occur of (1) the closing of the IPO, (2) the withdrawal of the Registration Statement or (3) May 1, 2006. The proceeds in the Escrow Account shall only be released in accordance with the following:

                   1. Upon the closing of the IPO, the proceeds held in the Escrow Account shall be immediately deposited in the trust account at JPMorgan Chase Bank, N.A. established by the Company for the benefit of its public stockholders of the IPO Common Stock as described in the Registration Statement. The $1.7 million proceeds will become part of the liquidating distribution to the Company's public stockholders in the event of liquidation prior to the Company's initial business combination; or

                   2. Upon May 1, 2006, or upon the withdrawal of the Registration Statement prior to May 1, 2006, the proceeds in the Escrow Account shall be released as soon as practicable and disbursed to those persons from whom such amounts in respect of the D&O Rights were received.

         G. Waiver of Claims; Indemnification. Each of the undersigned hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company, or the underwriters in the IPO with respect to his or her purchase of the D&O Rights, and each of the undersigned agrees jointly and severally to indemnify and hold the Company, and the underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, or the underwriters by any of the undersigned or their transferees, heirs, assigns or any subsequent holders of the D&O Rights.

III. Company Call Right. In the event that the Underwriter does not exercise all or a portion of the Over-allotment Option, the Company will have a right to purchase up to 468,750 shares of Common Stock (the "Call Right"), subject to adjustment, from the Existing

         Stockholders. The Company shall exercise this Call Right to purchase shares only in an amount sufficient to cause the Existing Stockholders to maintain control over 20% of Common Stock then outstanding after giving effect to the Offering and the exercise, if any, of the Over-Allotment Option. The Call Right shall be exercisable for a five-day period following expiration or termination of the Over-Allotment Option, and the price for each share of Common Stock pursuant to this Call Right shall be $0.0046 per share, subject to adjustment.

IV.      Miscellaneous.

         A. Affiliates and Designees. Each of the undersigned may notify the Company that all or part of his or her D&O Rights purchase commitment will be made by an affiliate of the undersigned (or another person or entity introduced to the Company by the undersigned (a "Designee"), and in such event, the Company will sell such D&O Rights to said affiliate or Designee; provided, however, that each of the undersigned hereby agrees to make payment of the purchase price of such D&O Rights purchase in the event that the affiliate or Designee fails to make such payment.

         B. Requests from the Division. Upon request of the Division of Market Regulation (the "Division") of the SEC, each of the undersigned agrees to make himself or herself available to respond to inquiries from the Division regarding purchases of D&O Rights, conversions of D&O Rights into D&O Warrants and/or the exercise of D&O Warrants for shares of Common Stock.

         C. Transfer Restrictions. Each of the undersigned shall not offer, pledge, sell, transfer or otherwise dispose of, either directly or indirectly, any Shares, D&O Rights or D&O Warrants until after the later of one year or the consummation of an initial business combination in accordance with the Insider Letter, dated as of March ___, 2006 by and among the Company's directors and officers, their affiliates and/or their designees, the Company and the Underwriter. Notwithstanding the foregoing, the purchasers of the Shares or D&O Rights are permitted to effect the following transfers of the Shares, D&O Rights or D&O
                   Warrants: (a) transfers resulting from the death of any of the purchasers, (b) transfers by operation of law, (c) any transfer for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or
                   (d) transfers to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause; provided that the transferees receiving such Shares, D&O Rights or D&O Warrants will be subject to the same sale restrictions imposed on the Company's directors and officers, their affiliates and/or their designees who initially purchased the Shares or D&O Rights from the Company.

         D. Severability. If any provision of this Letter, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Letter, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         E. Governing Law. This Letter shall be governed by and construed in accordance with the laws of the State of New York.

         F. Successors and Assigns. This Letter shall be binding on each of the undersigned and its successors and assigns.

         G. Amendments. This Letter may only be amended by a written instrument executed by each of the parties hereto.

         H. Entire Agreement. This Letter (together with the other agreements and documents being delivered pursuant to or in connection with this Letter) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         I. Execution in Counterparts. This Letter may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  [Remainder of page intentionally left blank.]

Very truly yours,





__________________________________        __________________________________
William R. de Jonge                       Katherine Alice Levine Trust
                                          By:


__________________________________        __________________________________
Scott A. Levine                           Name:  Sarah F. Levine Trust
                                          By:


__________________________________
Francis E. Lauricella, Jr.                __________________________________
                                          Name:  William R. Levine Trust
                                          By:


__________________________________        __________________________________
Pickering/Lauricella Revocable Trust      Name:  David A. Levine Trust
By:                                       By:



                                          __________________________________
__________________________________        Name:  Henrietta Clare de Jonge Trust
Paula S. Butler                           By:



__________________________________        __________________________________
Laurence N. Strenger                      Margaux Smith Butler



__________________________________        __________________________________
Laurence N. Strenger, a Corporation       Nina Simmons Butler
By:


                                          __________________________________
__________________________________        Mark Johnston Butler
E. Miles Prentice, III




SHARE PURCHASE & SALE, D&O RIGHTS AND COMPANY CALL RIGHT

_____________________________             __________________________________
Mark Smith Butler                         Nicolas P. Lauricella 2005 Irrevocable Trust
                                          By:



_____________________________             __________________________________
Francis E. Lauricella, Jr.,               Natalia P. Lauricella 2005 Irrevocable Trust
Trustee of the Separate Property          By:
Portion of the Pickering/
Lauricella Revocable Trust,
dated December 15, 2003
By:
                                          __________________________________
                                          Michael P. Lauricella 2005 Irrevocable Trust



Accepted and agreed as of the date hereof:

NORTH AMERICAN INSURANCE LEADERS, INC.


______________________________
By:     William R. de Jonge
Title:   President




SHARE PURCHASE & SALE, D&O RIGHTS AND COMPANY CALL RIGHT

WARRANT PURCHASE ORDER

I:\EDGAR\North American Insurance Leaders, Inc. (NAIL)\s1a_030906\ex10-10.rtf


                                   SCHEDULE 1



                         THE SELLERS
                         -----------

                 Katherine Alice Levine Trust
                    Sarah F. Levine Trust
                   William R. Levine Trust
                    David A. Levine Trust
                     William R. de Jonge
                       Paula S. Butler
             Pickering/Lauricella Revocable Trust
             Laurence N. Strenger, a Corporation

                                   SCHEDULE 2

                        NUMBER OF SHARES PURCHASED & SOLD
                        ---------------------------------



                                               # OF SHARES                                     # OF SHARES       # OF SHARES
            NAME OF STOCKHOLDER                   OWNED        # OF SHARES      PRICE OF          OWNED            OWNED
                                                 PRE-SALE         SOLD           SHARES         POST-SALE         POST-SPLIT
            -------------------                  --------         ----           ------         ---------         ----------

Katherine Alice Levine Trust                       216,797           634           $3.38           216,163           144,109
Sarah F. Levine Trust                              216,797           634            3.38           216,163           144,109
William R. Levine Trust                            216,797           634            3.38           216,163           144,109
David A. Levine Trust                              216,797           634            3.38           216,163           144,108
William R. de Jonge                                881,250         3,219           17.17           878,031           585,354
Paula S. Butler                                    876,562         3,219           17.17           873,343           582,229
Pickering/Lauricella Revocable Trust               876,562         3,219           17.17           873,343           582,229
Laurence N. Strenger, a Corporation                515,625         1,507            8.04           514,118           342,745
E. Miles Prentice, III                                   0             0               0            13,700             9,133
                                                 ---------        ------          ------         ---------         ---------
                                       TOTAL     4,017,187        13,700          $73.06         4,017,187         2,678,125
--------------------------------------------- --------------- -------------- --------------- ---------------- -----------------

(1) $100,000/$7.30 per share = 13,699 shares.

(2) $25,000/4,687,500 outstanding shares = $0.0053333/share; $0.0053333/share x
    13,699 = $73.06.

(3) Sale effected on November 22, 2005.

(4) Two-for-three reverse stock split effected on March [14], 2006.

                                   SCHEDULE 3



DIRECTOR/OFFICER*                                                           D&O RIGHTS COMMITMENT
----------------                                                            ---------------------

                                                                             # OF D&O RIGHTS
                                                           PERCENTAGE           PURCHASED             AMOUNT PAID
                                                           ----------           ---------             -----------

William R. de Jonge                                            23.4%               397,800                $397,800

Scott A. Levine                                                18.4                312,800                 312,800

Francis E. Lauricella, Jr.(1)                                  23.4                397,800                 397,800

Paula S. Butler(2)                                             23.4                397,800                 397,800

Laurence N. Strenger(3)                                        11.0                187,000                 187,000

E. Miles Prentice, III                                          0.4                  6,800                   6,800
                                                               ----              ---------              ----------

                                                 TOTAL         100%              1,700,000              $1,700,000

________________

* Includes the affiliates and/or designees, as defined in the prospectus, of the directors and officers.

1 All or a portion of the D&O Rights to be purchased by Francis E. Lauricella, Jr., Trustee of the Separate Property Portion of The Pickering/Lauricella Revocable Trust, dated December 15, 2003.

2 Mark Smith Butler, husband of Paula S. Butler, will purchase up to 125,000 D&O Rights of her 397,800 D&O Rights.

3 All or a portion of the D&O Rights to be purchased by Laurence N. Strenger, a Corporation.